UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

On February 18, 2016, Iconix Brand Group, Inc., a Delaware corporation, (the “Company”) issued a press release containing information regarding the Company’s financial results for 2015. As noted in the press release, the Company has provided certain non–U.S. generally accepted accounting principles (“GAAP”) financial measures, the reasons it provided such measures as well as a reconciliation of the non–U.S. GAAP measures to U.S. GAAP measures. Readers should consider non–GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. A copy of the Company’s press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financials Statements or a Related Audit Report or Completed Interim Review.

(a) As previously disclosed, the Company has been engaged in a comment letter process with the Staff of the U.S. Securities and Exchange Commission relating to an ongoing review of the Company’s Form 10-K for the year ended December 31, 2014. The Company has, as of the date hereof, responded to the Staff with a Confirming Letter on all of the questions the Staff has raised. As a result of the comment letter process, the Company’s management team, Audit Committee (the “Audit Committee”) and the Board of Directors (the “Board”) have reviewed the Company’s financial statements and assessed the accounting treatment applied by the Company to its joint ventures and other sales of intellectual property.

Based on this review and assessment, the Board, the Audit Committee and the Company’s management team, on February 11, 2016, concluded that the Company will restate its historical financial statements (the “Restatement”) to address the following accounting matters for the periods noted below.

With respect to the Company’s Iconix Canada, Iconix Israel, Iconix Southeast Asia, Iconix MENA and LC Partners US joint ventures, the Company will revise its historical accounting treatment to consolidate the financial statements of these entities with the Company’s financial statements, and will eliminate the previously reported gains on sale which were recorded at the time these transactions were consummated (including the subsequent June 2014 and September 2014 transactions with respect to Iconix Southeast Asia). The Company’s financial results will also be impacted by reflecting the historic operating results of these entities as part of the Company’s consolidated operating results, with approximately 50% of the income from these entities being attributed to the non-controlling interest holders.

The Company’s historical equity method of accounting will continue to be used for the Iconix China, Iconix Latin America, Iconix Europe, Iconix India and Iconix Australia joint ventures, and the Company will recalculate the cost basis of the trademarks contributed to each such joint venture to determine the amount of the gain that should have been recorded at the time of consummation of these transactions.

With respect to the Company’s sale of the trademarks relating to the Umbro brand in the territory of Korea (which closed in December 2013) and the e-commerce and U.S. catalog rights in respect of the Sharper Image brand (which closed in June 2014), the Company will recalculate the cost basis of the trademarks sold to determine the amount of the gain that should have been recorded at the time of the sale.

The Company will reclassify the presentation of its income statement to reflect gains on sales of trademarks (to joint ventures or third parties) as a separate line item above the Operating Income line, and not as revenue as historically reflected.

The Company will also reclassify the Equity Earnings on Joint Ventures line to above the Operating Income line, from its previous location within the Other Expenses section.

Consolidation of the joint ventures referred to above, and the resulting gain reversal, relate principally to joint ventures in which a portion of the purchase price payable by the Company’s joint venture partner for its interest was payable in installments following closing. The installment payments result in these joint ventures meeting the definition of a variable interest entity (VIE) and the Company being the primary beneficiary of the VIEs. At the time such payment obligation matures and is satisfied there would be a “reconsideration event” under the VIE rules, which, depending on the facts and circumstances that exist at that time, may result in deconsolidation of the joint venture and the recognition of a gain at such time (which may be different than the amounts reversed).

Accordingly, investors should no longer rely upon the Company’s previously filed financial statements and other financial disclosures in respect of (i) the fiscal years ended December 31, 2013 and 2014 and (ii) the first three quarters of 2015, or any prior press releases or other communications that relate thereto. The Company will file a comprehensive Form 10-K for the year ended December 31, 2015 showing restated financial statements for the years ended December 31, 2013 and 2014 and selected financial data tables (including 2011 and 2012) to effect the changes in accounting discussed above. The Company will restate the related interim periods either by filing amended reports on Form 10-Q on a standalone basis or by including the interim periods in such Form 10-K.

The Board, Audit Committee and management team have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with the Company’s independent registered accounting firm.

Expected Impact of the Restatement

The Company has not yet completed its final determination and review of the items listed below, and therefore the listed amounts are unaudited, preliminary and subject to change. There can be no assurance that the final adjustments will not differ materially from the estimated amounts discussed herein, or that additional adjustments will not be identified.

Based on its review to date, the Company preliminarily anticipates that the Restatement will result in the estimated adjustments identified in the tables below:

Condensed Consolidated Statements of Income and

Comprehensive Income (Unaudited, in thousands except per share data)

	Nine Months Ended September 30, 2015
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$278,955	$13,726	$292,681
Other revenue[1]	—	—	—

Total revenue	278,955	13,726	292,681
Selling, general and administrative expenses	153,626	(1,364)	152,262
Gains on sales of trademarks[1]	—	—	—
Equity earnings on joint ventures[2]	—	2,999	2,999

Operating income	125,329	18,089	143,418
Other expenses – net[2]	(2,069)	8,684	6,615

Income before taxes	127,398	9,405	136,803
Provision for income taxes	44,232	2,227	46,459

Net income	$83,166	$7,178	$90,344
Less: Net income attributable to non-controlling interest	11,037	4,983	16,020

Net income attributable to Iconix Brand Group, Inc.	$72,129	$2,195	$74,324
Earnings per share:
Basic	$1.50	$0.05	$1.54
Diluted	$1.43	$0.04	$1.47
Comprehensive income	$56,399	$7,178	$63,577
Comprehensive income attributable to Iconix Brand Group, Inc.	$45,362	$2,195	$47,557

	Year Ended December 31, 2014
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$394,157	$13,165	$407,322
Other revenue[1]	45,840	(45,840)	—

Total revenue	439,997	(32,675)	407,322
Selling, general and administrative expenses	190,153	(968)	189,185
Gains on sales of trademarks[1]	—	6,399	6,399
Equity earnings on joint ventures[2]	—	11,325	11,325

Operating income	249,844	(13,983)	235,861
Other expenses – net[2]	26,667	18,775	45,442

Income before taxes	223,177	(32,758)	190,419
Provision for income taxes	59,641	(3,676)	55,965

Net income	$163,536	$(29,082)	$134,454
Less: Net income attributable to non-controlling interest	14,693	4,521	19,214

Net income attributable to Iconix Brand Group, Inc.	$148,843	$(33,603)	$115,240
Earnings per share:
Basic	$3.07	$(0.69)	$2.38
Diluted	$2.59	$(0.59)	$2.01
Comprehensive income	$122,864	$(28,586)	$94,278
Comprehensive income attributable to Iconix Brand Group, Inc.	$108,171	$(33,107)	$75,064

Condensed Consolidated Statements of Income and

Comprehensive Income (Unaudited, in thousands except per share data)

	Year Ended December 31, 2013
	As Previously Reported	Adjustments	As Restated
Licensing revenue	$398,047	$4,086	$402,133
Other revenue[1]	32,579	(32,579)	—

Total revenue	430,626	(28,493)	402,133
Selling, general and administrative expenses	173,215	272	173,487
Gains on sales of trademarks[1]	—	7,354	7,354
Equity earnings on joint ventures[2]	—	10,212	10,212

Operating income	257,411	(11,199)	246,212
Other expenses – net[2]	56,749	12,129	68,878

Income before taxes	200,662	(23,328)	177,334
Provision for income taxes	58,075	(5,213)	52,862

Net income	$142,587	$(18,115)	$124,472
Less: Net income attributable to non-controlling interest	14,539	1,505	16,044

Net income attributable to Iconix Brand Group, Inc.	$128,048	$(19,620)	$108,428
Earnings per share:
Basic	$2.28	$(0.35)	$1.93
Diluted	$2.11	$(0.32)	$1.79
Comprehensive income	$159,073	$(18,115)	$140,958
Comprehensive income attributable to Iconix Brand Group, Inc.	$144,534	$(19,620)	$124,914

1	Gains on sales of trademarks was previously reported as other revenue and has been reclassified and is being presented as a separate line item above operating income.
2	Equity earnings from joint ventures was previously reported within other expenses – net and has been reclassified and is being presented as a component of operating income.

Cautionary Statement Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to additional information that may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial disclosures in the Restatement and/or additional historical periods and the Company’s ability to provide the amended financial statements. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company’s ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s subsequent Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission, could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Except as required by applicable law, the Company is under no obligation to update or revise publicly any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Iconix Brand Group, Inc. dated February 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ David K. Jones
David K. Jones
Executive Vice President & Chief Financial Officer

Dated: February 18, 2016